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                                    Exhibit 5





                                January 20, 1997


Hariston Corporation
Suite 1555
1500 West Georgia Street
Vancouver, British Columbia
V6G 2Z6
CANADA

Dear Sirs:

         At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") which has been filed by Hariston Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended for the purpose of registering an aggregate of 260,000 common shares in the capital of the Company issuable pursuant to the 1996 Hariston Corporation Stock Option Plan (the "Plan").

         In this regard and for the purpose of the opinions expressed herein, we have also examined a copy of the Plan, the constating documents of the Company and such corporate records, certificates of public officials and governmental bodies and authorities, certificates of officers or representatives of the Company and other documents, and have made such investigations and searches and considered such matters of law, as we believe necessary and relevant to enable us to give, and as the basis for, the opinion expressed herein. We have, without making any independent investigation, assumed the conformity to originals of telecopied, certified and photographically reproduced documents which we have examined and the proper authority of all signatories, other than those on behalf of the Company, to and the authenticity of all signatures on documents that have been examined by us.

         As to various questions of fact material for the opinions expressed herein, information with respect to which is in the possession of the Company, we have relied upon certificates, reports, opinions or representations of or by an officer of the Company.

         We express no opinion as to laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein and we have assumed that there is nothing in any other law that affects our opinions expressed herein.

         We are familiar with the proceedings taken and proposed to be taken in connection with the issuance and sale of securities in the manner set forth in the Registration Statement. Accordingly, based upon and subject to the foregoing, we are of the opinion that the issuance of all of the securities included in the Registration Statement identified therein pursuant to the provisions of the Plan has been duly authorized by the Company and, when such securities have been issued and paid for in accordance with the terms of the Plan, they will be validly and legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, or any amendment thereto.

                                            Yours very truly,

                                            /s/ LAWSON LUNDELL LAWSON & McINTOSH